UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2016

American Realty Capital — Retail Centers of America, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55198	27-3279039
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 30, 2016, in consideration of the unsolicited proposal (“Proposal”) from American Finance Trust, Inc. (“AFIN”) announced by American Realty Capital — Retail Centers of America, Inc. (the “Company”) on June 30, 2016, the Company determined to suspend the Company’s distribution reinvestment plan effective immediately upon mailing a notice of the suspension to each distribution reinvestment plan participant (“Participant”). Also on August 30, 2016, the Company provided a notice to Participants, a copy of which is attached hereto as Exhibit 99.1, advising Participants of the suspension of the Company’s distribution reinvestment plan, effective immediately.

The board of directors (the “Board”) of the Company established a special committee comprised entirely of independent directors (the “Special Committee”) to consider, review and evaluate the Proposal and, if deemed appropriate, to negotiate the terms of a transaction. Although the discussions with AFIN and its financial advisors have progressed since receipt of the Proposal, they have not resulted in a definitive agreement. There can be no assurance that the discussions will result in a definitive agreement. The Special Committee has not made a decision whether to recommend to the Board that the Company enter into a transaction, and there can be no assurances that such preliminary discussions or the Special Committee’s review of the Proposal will result in any such transaction. The Company does not intend to provide updates on the discussions or negotiations regarding the Proposal unless or until it determines that further disclosure is appropriate or required based on the then-current facts and circumstances.

Forward-Looking Statements

The statements in this Current Report on Form 8-K include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “strives,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. The Company may not actually execute on the Proposed Transaction, or achieve the plans, intentions, or expectations disclosed in these forward looking statements, and you should not place undue reliance on these forward-looking statements. Actual results may differ materially from those contemplated by such forward-looking statements, including as a result of those factors set forth in the Risk Factors section of the Company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

Exhibit 99.1	Notice to Participants dated August 30, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Realty Capital — Retail Centers of America, Inc.

Date: August 30, 2016	By:	/s/ Edward M. Weil, Jr.
Edward M. Weil, Jr. Chief Executive Officer, President and Chairman of the Board of Directors